UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Quinpario Acquisition Corp. 2

12935 N. Forty Drive, Suite 201,

St. Louis, MO

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒Emerging growth company

☐If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On July 12, 2017, Exela Technologies, Inc. (formerly known as Quinpario Acquisition Corp. 2) (the “Company”) announced that it had consummated the transactions contemplated by that certain Business Combination Agreement (as amended, the “Business Combination Agreement”), dated February 21, 2017, with Quinpario Merger Sub I, Inc. (“SourceHOV Merger Sub”), Quinpario Merger Sub II, Inc. (“Novitex Merger Sub”), SourceHOV Holdings, Inc. (“SourceHOV”), Novitex Holdings, Inc. (“Novitex”), HOVS LLC, HandsOn Fund 4 I, LLC and Novitex Parent, L.P. (“Novitex Parent”), as amended by that certain Consent, Waiver and Amendment, dated June 15, 2017, by and among the Company, SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex, Novitex Parent, Ex-Sigma LLC, HOVS LLC and HandsOn Fund 4 I, LLC (the “Modification Agreement”).  Pursuant to the terms of the Business Combination Agreement, SourceHOV Merger Sub merged with and into SourceHOV, with SourceHOV continuing as the surviving company and an indirect subsidiary of the Company, and Novitex Merger Sub merged with and into Novitex, with Novitex as the surviving company and an indirect subsidiary of the Company (collectively, the “Business Combination”).  A complete description of the Business Combination and the Business Combination Agreement and the transactions contemplated thereby is contained in the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on June 26, 2017 (the “Proxy Statement”), which is incorporated herein by reference.  Concurrently with the filing of this Current Report on Form 8-K, the Company is filing another Current Report on Form 8-K (the “Other Form 8-K”) to include additional Items which, due to size constraints, were not able to be included in this Form 8-K. To the extent any information in this Current Report on Form 8-K or the Other Form 8-K updates or replaces any information contained in the Proxy Statement, such information in the Proxy Statement is superseded by the information contained herein or therein. The foregoing summary of the Business Combination is qualified in its entirety by reference to the complete text of the Business Combination Agreement and Modification Agreement, copies of which are filed as Exhibits 2.1 and 2.2 to the Other Form 8-K and incorporated herein by reference.

Item 4.01              Changes in Registrant’s Certifying Accountant.

For accounting purposes, the Business Combination is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, SourceHOV, which have been audited by KPMG LLP, will become the historical financial statements of the Company.  In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed.  The Audit Committee of the Company’s Board of Directors has not yet made a determination as to which accounting firm will serve as the Company’s independent registered public accounting firm following the Business Combination and the Company will file a Current Report on Form 8-K as soon as this determination has been made.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the closing of the Business Combination, the following directors and executive officers of the Company resigned from each and every office or position held with the Company and each of its subsidiaries and affiliates, effective as of and contingent upon the closing of the Business Combination: Paul J. Berra III, Chairman of the Board; D. John Srivisal, President and Chief Executive Officer; A. Craig Ivey, Vice President - Operations; Edgar G. Hotard, Director; W. Tomas Jagodinski, Director; Ilan Kaufthal, Director; Roberto Mendoza, Director; Dr. John Rutledge, Director; and Shlomo Yanai, Director.

Upon the closing of the Business Combination, the individuals set forth in the table below became the current executive officers and directors of the Company:

Name	Age	Position
Par Chadha	62	Director (Chairman)(3)
Ronald Cogburn	61	Chief Executive Officer, Director
Jim Reynolds	48	Chief Financial Officer, Director
Suresh Yannamani	51	President, Americas
Mark Fairchild	57	President, Europe
Shrikant Sortur	44	Senior Vice President, Global Finance
Nathaniel J. Lipman	53	Director(1)(2)
Gordon J. Coburn	53	Director(1)(2)(3)
Matthew H. Nord	38	Director(3)
Joshua M. Black	30	Director
John H. Rexford	60	Director(1)(2)

(1)         Audit Committee

(2)         Compensation Committee

(3)         Nominating Committee

Biographical information for the individuals above is contained in the Proxy Statement, which is incorporated herein by reference.  There are no family relationships among any of the Company’s directors or executive officers.

Item 5.06              Change in Shell Company Status.

As of the closing of the Business Combination, the Company’s status changed from a “shell” company to an operating company.  Please see Item 1.01 above for a description of the material terms of the Business Combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2017

EXELA TECHNOLOGIES, INC.

By:	/s/ Jim Reynolds
Name: Jim Reynolds
Title: Chief Financial Officer